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EXHIBIT 5


      LEONARD HURT FROST LILLY & LEVIN                      816 CONGRESS AVENUE
         A Professional Corporation                             SUITE 1280
              ATTORNEYS AT LAW                              AUSTIN, TEXAS 78701
            1701 K STREET, N.W.                               (512) 477-7161
                 SUITE 300                                  FAX (512) 476-1676
        WASHINGTON, D.C. 20006-1522
               (202) 223-2500                               600 N. PEARL STREET
             FAX (202) 223-2501                                  SUITE 900
                                                            DALLAS, TEXAS 75201
                                                              (214) 954-6300
                                                            FAX (214) 954-6386

                                                           4545 BISSONNET STREET
                                                                 SUITE 131
                                                           HOUSTON, TEXAS 77401
                                                              (713) 666-6388
                                                            FAX (713) 666-6454


                                September 6, 2001



Eurotech, Ltd.
10306 Eaton Place, Suite 220
Fairfax, Virginia 22030

Dear Sirs:

         We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of 22,506,267 shares of your common stock, .00025 par value ("Shares") that may be offered and sold from time to time by one of your shareholders.

         For the purpose of this opinion, we have examined your Articles of Incorporation and amendments thereto, as filed with the appropriate authority of the District of Columbia, your Bylaws, and such minutes of proceedings of your Board of Directors and shareholders, and have considered such questions of law, as we deemed relevant. Based on such examination and consideration, we are pleased to inform you that, in our opinion the Shares have been duly authorized and issued, fully paid and non-assessable.

         We consent to the filing of a copy of this opinion as an Exhibit to the registration statement filed by you under the Act pursuant to which the Shares are to be registered.

                                          Very truly yours,

                                          LEONARD HURT FROST LILLY & LEVIN
                                                      A PROFESSIONAL CORPORATION



                                          By:       /s/Edmund B. Frost
                                                    --------------------
                                                    Edmund B. Frost
                                                    A Member of the Firm